                                                                 EXHIBIT 23.1


              Consent of Independent Certified Public Accountants


American Realty Trust, Inc.
Dallas, Texas

We hereby consent to incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 25, 1998, relating to the consolidated financial statements and schedules of American Realty Trust, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                   /s/ BDO SEIDMAN, LLP

                                   BDO Seidman, LLP

Dallas, Texas
September 25, 1998